United States
Securities and Exchange Commission
Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

            December 13, 2004
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
          New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 953-4100

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Overseas Shipholding Group, Inc., a Delaware corporation (“OSG”), has entered into an Agreement and Plan of Merger, dated as of December 13, 2004, among OSG, Troy Acquisition Corp., a Liberian corporation and an indirect wholly owned subsidiary of OSG (the “Merger Sub”), and Stelmar Shipping Ltd., a Liberian corporation (“Stelmar”) (the “Merger Agreement”), providing for the merger of the Merger Sub with and into Stelmar, with Stelmar continuing as the surviving corporation.

Pursuant to the terms of the Merger Agreement, upon consummation of the merger, each holder of Stelmar’s common stock will be entitled to receive $48.00 per share in cash (without interest). The total cash consideration to be paid to Stelmar’s stockholders is approximately $843 million (which includes outstanding common stock and stock options).

The closing of the merger is contingent upon approval by the stockholders of Stelmar of the merger and the Merger Agreement and is also subject to the satisfaction of other closing conditions set forth in the Merger Agreement. It is anticipated that, assuming all conditions to the merger are satisfied, the merger will occur by the end of January 2005.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement.

A copy of the Merger Agreement is attached as Exhibit 99 to this report.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99	Merger Agreement, dated December 13, 2004

Statement Regarding Forward-looking Disclosure

This release contains forward-looking statements regarding OSG’s prospects, including the outlook for tanker markets, changing oil trading patterns, prospects for certain strategic alliances, the ability to attract and retain customers, the likelihood of closing of the acquisition of Stelmar, anticipated levels of newbuilding and scrapping, and the forecast of world economic activity and world oil demand. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in these forward-looking statements are described in OSG’s Annual Report on
Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Overseas Shipholding Group, Inc.
                                          (Registrant)

                                    By: /s/Robert N. Cowen
                        Name: Robert N. Cowen
                        Title: Senior Vice President, Chief
                        Operating Officer and Secretary

Date: December 15, 2004

EXHIBIT INDEX

Exhibit No.               Description
99               Merger Agreement, dated December 13, 2004

EXHIBIT 99

CONFORMED COPY

AGREEMENT AND PLAN OF MERGER

among

OVERSEAS SHIPHOLDING GROUP, INC.

TROY ACQUISITION CORP.

and

STELMAR SHIPPING LTD.

Dated as of December 13, 2004

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.01	Certain Defined Terms	1
SECTION 1.02	Interpretations	7

ARTICLE II

THE MERGER

SECTION 2.01	The Merger	7
SECTION 2.02	Effective Time; Closing	8
SECTION 2.03	Effect of the Merger	8
SECTION 2.04	Articles of Incorporation; By-Laws	8
SECTION 2.05	Directors and Officers of the Surviving Corporation	8

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

i

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01	Conduct of Business by the Company Pending the Merger	25
SECTION 6.02	Conduct of Business by parent and Merger Sub Pending the Merger	27
SECTION 6.03	Advice of Changes	28

ARTICLE VII

ADDITIONAL AGREEMENTS

ii

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01	Conditions to the Obligations of Each Party	32
SECTION 8.02	Conditions to the Obligations of Parent and Merger Sub	33
SECTION 8.03	Conditions to the Obligations of the Company	33
SECTION 8.04	Frustration of Closing Conditions	34

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01	Termination	34
SECTION 9.02	Effect of Termination	34
SECTION 9.03	Expenses	35
SECTION 9.04	Amendment	35
SECTION 9.05	Waiver	35

ARTICLE X

GENERAL PROVISIONS

iii

AGREEMENT AND PLAN OF MERGER, dated as of December 13, 2004 (this “Agreement”), among Overseas Shipholding Group, Inc., a Delaware corporation (“Parent”), Troy Acquisition Corp., a Liberian corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Stelmar Shipping Ltd., a Liberian corporation formed under the name of “Diostel Inc.” (the “Company”).

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger (the “Merger”) of Merger Sub with and into the Company in accordance with the Business Corporation Act of 1976 of the Republic of Liberia, as amended (the “LBCA”), and upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Board of Directors of the Company (the “Company Board”) has determined to recommend the approval and authorization of this Agreement by the shareholders of the Company, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.01  Certain Defined Terms. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer from any Person other than Parent or Merger Sub relating to any direct or indirect acquisition through one or more transactions of (A) all or substantially all of the assets of the Company and the Subsidiaries taken as a whole or (B) more than 50% of the Shares, (ii) any tender offer, exchange offer or agreement that, if consummated, would result in any Person beneficially owning more than 50% of the Shares, (iii) any merger, consolidation or other business combination with the Company other than the Merger or (iv) any recapitalization of the Company or similar transaction that, if consummated, would result in any Person beneficially owning more than 50% of the outstanding shares of Common Stock.

“Action” means any litigation, suit, claim, action, proceeding or investigation.

“affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“beneficial ownership” means, with respect to any security, having beneficial ownership of such security as determined under Rule 13d-3 of the Exchange Act.

“business day” means any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York, United States of America, or in Athens, Greece.

“CERCLA” has the meaning set forth in Section 4.12.

“Certificate” has the meaning set forth in Section 3.01(a).

“Certificate of Merger” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means each share of common stock, par value $0.02 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Disclosure Letter” means the Company Disclosure Letter, dated the date hereof, delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement.

“Confidentiality Agreement” means the confidentiality agreement, dated August 10, 2004, between Parent and the Company, as modified pursuant to a waiver and release, dated November 22, 2004.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Deputy Registrar” has the meaning set forth in Section 1.2 of the LBCA.

“Dissenting Shares” has the meaning set forth in Section 3.05(a).

“Effect” has the meaning set forth in the definition of Material Adverse Effect.

“Effective Time” has the meaning set forth in Section 2.02.

“Environmental Law” means any United States or non-United States (including Liberia) federal, national, supranational or international, state, provincial or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order or

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convention or protocol having the force of law, in effect as of the date of this Agreement relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution or protection of the environment or (iv) worker safety and health as such relates to exposure to Hazardous Substances.

“Environmental Permits” means any Permit issued or required pursuant to Environmental Law.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Fund” has the meaning set forth in Section 3.02(a).

“Governmental Authority” means any United States or non-United States (including Liberia) federal, national, supranational, state, provincial or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Hazardous Substances” means (i) any petroleum, petroleum products, petroleum by-products or breakdown products and (ii) any substances regulated as hazardous or toxic or as a pollutant or a contaminant under, or for which liability may be imposed by, applicable Environmental Law, including asbestos, polychlorinated biphenyls and silica to the extent such are regulated under applicable Environmental Law.

“Intellectual Property” means all of the following in any jurisdiction: (a) all rights in inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade names, corporate names, Internet domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all rights of publicity and rights of privacy, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and (f) all other proprietary rights.

“Jefferies” has the meaning set forth in Section 4.18.

“Knowledge of the Company” means the actual knowledge, after reasonable investigation, of George Dienis, Peter Goodfellow, Olga Lambrianidou, Adrian McMahon or Solon Dracoulis.

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“Law” means any United States or non-United States (including Liberia) statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Authority, but excluding any Environmental Law.

“LBCA” has the meaning set forth in the Recitals.

“Maritime Guideline” means any United States or non-United States (including Liberia) rule, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to a Vessel, and to which a Vessel is subject, imposed or published by any Governmental Authority, the International Maritime Organization, such Vessel’s classification society or the insurer(s) of such Vessel.

“Material Adverse Effect” means any event, circumstance, change or effect (any such item, an “Effect”) that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a “Material Adverse Effect”: (i) any Effect that results from changes in general economic conditions or changes in securities markets in general unless such Effect disproportionately affects the Company and the Subsidiaries taken as a whole, (ii) any Effect that generally affects any of the segments of the shipping industry in which the Company and the Subsidiaries operate unless such Effect disproportionately affects the Company and the Subsidiaries taken as a whole, (iii) any Effect that results from the announcement of this Agreement or the consummation of the Merger, including losses of employees but excluding shareholder litigation, or (iv) any Effect that results from the taking of any action required by this Agreement; provided further that for purposes of clauses (iii) and (iv), the Company shall have used its commercially reasonable efforts to ameliorate any such Effect.

“Material Contracts” has the meaning set forth in Section 4.13(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Morgan Stanley” has the meaning set forth in Section 4.16.

“OPA” has the meaning set forth in Section 4.12.

“Option Payment” has the meaning set forth in Section 3.04(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Expenses” means all of Parent’s and Merger Sub’s actual and reasonable out-of-pocket expenses incurred in connection with the transactions contemplated in this Agreement, including in connection with preparing and negotiating the Agreement and carrying out its due diligence of the Company and the Subsidiaries, and their respective assets and

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liabilities (including in connection with each of the foregoing, regulatory filing fees and reasonable attorneys’ and accounting fees and expenses).

“Paying Agent” has the meaning set forth in Section 3.02(a).

“Permits” has the meaning set forth in Section 4.06.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which none of the Company or the Subsidiaries is otherwise subject to criminal liability due to its existence and which (other than any maritime liens incurred in the ordinary course of business consistent with past practice) are not, individually or in the aggregate, material: (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) liens imposed by Law, such as materialmen’s, mechanic’s, carrier’s, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business and (c) pledges or deposits to secure statutory obligations.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plans” has the meaning set forth in Section 4.09(a).

“Preferred Stock” means each share of preferred stock, par value $0.01 per share, of the Company.

“Proxy Statement” means the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting.

“Registrar” means the Minister of Foreign Affairs of the Republic of Liberia.

“Representatives” has the meaning set forth in Section 7.03(a).

“Restricted Stock” has the meaning set forth in Section 3.04(b).

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.07(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholders’ Meeting” has the meaning set forth in Section 7.01.

“Shares” has the meaning set forth in Section 3.01(a).

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“Sonap” means Sonap International, Inc., a company incorporated under the laws of Panama.

“Stock Option” has the meaning set forth in Section 3.04(a).

“Stock Option Plans” means the Company’s 2001 Stock Option Plan and 2004 Stock Option Plan.

“subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is owned, directly or indirectly, by such Person or one or more other subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is owned, directly or indirectly, by such Person or one or more other subsidiaries of such Person or a combination thereof and, for purposes of this clause (ii), a Person shall be deemed to own a majority ownership interest in such a business entity if such Person (alone or with one or more of its subsidiaries) shall be allocated a majority of such business entity’s gains or losses or shall be the managing director or general partner of such business entity.

“Subsidiary” means a subsidiary of the Company.

“Superior Proposal” means any Acquisition Proposal on terms that the Company Board determines, in its good faith judgment (after having received advice from its outside legal counsel or its financial advisors), are more favorable to the shareholders of the Company than the terms of the Merger as set forth in this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Tax Returns” means any and all returns, reports and forms required to be filed with any taxing authority (including any schedule or attachment thereto) in connection with the determination, assessment or collection of any Taxes of the Company or any Subsidiary.

“Taxes” means (i) all taxes, charges, duties, fees, levies or other assessments, including income, excise, gross receipts, property, sales, use, value added, profits, registration, tonnage, fuel, license, customs, withholding (with respect to compensation or otherwise), payroll, employment, net worth, transfer, stamp, social security, occupation and franchise taxes, imposed by any Governmental Authority or taxing authority, and including any interest, penalties and additional amounts imposed with respect thereto and (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto.

“U.S. GAAP” means United States generally accepted accounting principles.

“Vessel” means a vessel owned or leased by the Company or any Subsidiary.

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SECTION 1.02  Interpretation. In this Agreement, except to the extent that the context otherwise requires:

(a)  when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

(b)  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)  whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)  the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)  all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)  the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)  references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(h)  the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things, and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

(i)  references to the time of day are (unless otherwise expressly provided) to New York City time and references to a day are to a period of 24 hours running from midnight on the previous day.

ARTICLE II

THE MERGER

SECTION 2.01  The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the LBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

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SECTION 2.02  Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of all of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit 2.02 (the “Certificate of Merger”), with the Registrar and the Deputy Registrar, in such form as required by, and executed in accordance with, the relevant provisions of the LBCA (the date and time of such filing of the Certificate of Merger (or such later time, not exceeding 90 days from the date of filing, as may be agreed by each of the parties hereto and specified in the Certificate of Merger as the Effective Time) being the “Effective Time”). Immediately prior to such filing of the Certificate of Merger, a closing (the “Closing”) shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

SECTION 2.03  Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 10.4 of the LBCA.

SECTION 2.04  Articles of Incorporation; By-Laws. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation, as amended to date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended as provided by the LBCA and such Articles of Incorporation.

(b)  Subject to Section 7.06(a), at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided in the LBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

SECTION 2.05  Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01  Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a)  Each share of Common Stock (all issued and outstanding shares of Common Stock being hereinafter collectively referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 3.01(b) and any Dissenting Shares) shall be cancelled and shall be converted

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automatically into the right to receive $48.00 in cash, without interest (the “Merger Consideration”), payable upon surrender, in the manner provided in Section 3.02, of the certificate that formerly evidenced such Share (the “Certificate”);

(b)  Each share of Common Stock held in the treasury of the Company shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c)  Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.02 per share, of the Surviving Corporation.

SECTION 3.02  Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company approved in advance by the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which such holders shall become entitled pursuant to Section 3.01(a) and (ii) enter into a paying agent agreement with such Paying Agent in form and substance reasonably acceptable to the Company. Immediately after the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. Parent may cause the Paying Agent to invest the Exchange Fund as directed by Parent; provided, however, that (i) the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration and (ii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent.

(b)  Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.01(a): (i) a letter of transmittal (which shall be in form and substance reasonably acceptable to the Company and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the stock

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transfer books of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Taxes have either been paid or are not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a). No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate.

(c)  No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided in this Agreement or by Law.

(d)  Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof for payment of their claim for the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(e)  No Liability. None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar Law.

(f)  Withholding Rights. Each of the Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Stock Options or Restricted Stock such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Stock Options or Restricted Stock, as applicable, in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

(g)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the

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Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a).

SECTION 3.03  Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation.

SECTION 3.04  Stock Options. (a) Effective as of the Effective Time, the Company shall take all necessary action, including using its commercially reasonable efforts to obtain the consent of the individual option holders, if necessary, to (i) terminate the Stock Option Plans, (ii) provide that each outstanding option to purchase shares of Common Stock granted under the Stock Option Plans or any other options to purchase shares of Common Stock granted to directors, officers or employees of, or other service providers to, the Company (each, a “Stock Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested or exercisable, shall become fully vested and exercisable as of the Effective Time and (iii) cancel each Stock Option that is outstanding and unexercised at the Effective Time in the manner described in the Stock Option Plans. Each holder of a Stock Option that is outstanding and unexercised at the Effective Time shall be entitled to receive from the Surviving Corporation immediately after the Effective Time, in exchange for the cancellation of such Stock Option, an amount in cash (subject to any applicable withholding taxes) equal to the excess, if any, of (x) the Merger Consideration over (y) the applicable per share exercise price of such Stock Option, multiplied by the number of shares of Common Stock subject to such Stock Option as of the Effective Time (the “Option Payment”). Immediately after the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, in an account designated by the Company, an amount sufficient to pay the aggregate Option Payments required to be paid pursuant to this Section 3.04(a).

(b)  As of the Effective Time, each then outstanding share of restricted Common Stock (“Restricted Stock”) granted to directors, officers or employees of, or other service providers to, the Company shall be cancelled and, in consideration therefor, the holder of such Restricted Stock shall receive, as promptly as practicable following the Effective Time, a cash payment (subject to applicable withholding taxes) equal to the number of shares of Restricted Stock then held by such holder multiplied by the Merger Consideration.

SECTION 3.05  Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have filed with the Company, either before the Shareholders’ Meeting or at the Shareholders’ Meeting but before the relevant vote, a written objection to the approval and authorization of this Agreement in accordance with Section 10.8 of the LBCA and who shall not have voted for the approval and authorization of this Agreement (collectively, the “Dissenting Shares”), shall not be converted into, or represent the right to receive, the Merger Consideration. Each holder of Dissenting Shares who has complied in all respects with Section 10.8 of the LBCA shall instead be entitled to receive payment of the fair value of such Dissenting Shares held by such holder in accordance with the provisions of such Section 10.8, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to dissent under such Section 10.8 shall thereupon be deemed to have been converted into, as of the Effective Time, the right

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to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.02, of the Certificate or Certificates that formerly evidenced such Shares.

(b)  The Company shall give Parent (i) prompt notice of any objections to this Agreement or the Merger received by the Company under Section 10.8 of the LBCA, and of any demands for the fair value of any Dissenting Shares received by the Company, any withdrawals of such demands, and any other instruments with respect to Dissenting Shares served pursuant to the provisions of the LBCA and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for the fair value of any Dissenting Shares under the provisions of the LBCA. The Company shall not, except with the prior consent of Parent, make any payment with respect to any demands for the fair value of any Dissenting Shares or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Letter (which Company Disclosure Letter shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV; it being understood and agreed that the disclosure of any fact or item in any section of the Company Disclosure Letter shall, should the existence of that fact or item be relevant to any other section of the Company Disclosure Letter, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent on its face):

SECTION 4.01  Organization and Qualification; Subsidiaries. (a) Each of the Company and each Subsidiary is duly organized, validly existing and, to the extent such concept is legally recognized, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed to do business, and is, to the extent such concept is legally recognized, in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(b)  Section 4.01(b) of the Company Disclosure Letter sets forth a list of each Subsidiary, together with (i) its jurisdiction of incorporation or organization, as the case may be, (ii) the percentage of the outstanding capital stock of such Subsidiary owned by the Company and each other Subsidiary, (iii) the number of authorized shares for each class of its capital stock, (iv) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder and (v) the number of shares of its capital stock held in treasury. Except as disclosed in Section 4.01(b) of the Company Disclosure Letter, the Company does not own, of record or beneficially, any direct or

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indirect equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 4.02  Articles of Incorporation and By-Laws. The Company has made available to Parent and Merger Sub a copy of the Articles of Incorporation and By-Laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Articles of Incorporation, By-Laws or equivalent organizational documents.

SECTION 4.03  Capitalization. (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock and (ii) 20,000,000 shares of Preferred Stock. As of December 10, 2004, (i) 17,565,549 shares of Common Stock (including shares of Restricted Stock referred to in clause (v) below) were issued and outstanding, all of which are validly issued, fully paid and nonassessable and entitled to vote, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) no shares of Common Stock were held by the Subsidiaries, (iv) 500,000 shares of Common Stock were reserved for future issuance pursuant to outstanding Stock Options and (v) 32,677 shares of Restricted Stock were issued and outstanding. As of the date of this Agreement, no shares of Preferred Stock are issued and outstanding. Except as set forth in this Section 4.03(a), as of the date of this Agreement, no shares of capital stock or other voting security or equity interests of the Company were issued, reserved for issuance or outstanding. Except as set forth in this Section 4.03(a) or in Section 4.03(a)(i) of the Company Disclosure Letter, there are no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of the Company or any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of any capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party. Section 4.03(a)(ii) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the date of this Agreement, of all outstanding Stock Options, the number of shares of Common Stock subject to each Stock Option, the grant dates, exercise prices, expiration dates and vesting schedule of each Stock Option and the names of holders thereof. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.03(a)(iii) of the Company Disclosure Letter, (i) there are no outstanding shares of Common Stock in respect of which the Company has a right under specified circumstances to repurchase such shares at a fixed purchase price and (ii) there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other Person. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable

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for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

(b)  Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 4.03(b) of the Company Disclosure Letter, each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever. Neither the Company nor any Subsidiary owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person (other than the Subsidiaries and the equity interests set forth in Section 4.01(b) of the Company Disclosure Letter).

(c)  Section 4.03(c)(i) of the Company Disclosure Letter sets forth the outstanding shares of capital stock of, or other equity interest in each Person that is not a Subsidiary that is owned by the Company or a Subsidiary. Except as set forth in Section 4.03(c)(ii) of the Company Disclosure Letter, each such share of capital stock or other equity interest is owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever created by the Company or any Subsidiary.

SECTION 4.04  Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the approval and authorization of this Agreement by the holders of a majority of the then-outstanding Shares and the filing and recordation of appropriate merger documents as required by the LBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 4.05  No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and that all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound, or (iii) except as set forth in Section 4.05(a)(iii) of the Company Disclosure Letter, result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract,

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agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

(b)  The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the filing and recordation of appropriate merger documents as required by the LBCA and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any Subsidiary conducts business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.06  Permits; Compliance. Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority or pursuant to any Maritime Guideline necessary for each of the Company or any Subsidiary to own, lease and operate its properties (including any Vessel) or to carry on its business as it is now being conducted (the “Permits”), except where the failure to have any of the Permits would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance with such Permits, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except where the suspension or cancellation of any of the Permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law (including Article 81 or 82 of the EC Treaty (as amended by and renumbered by the Treaty of Amsterdam) and the UK Competition Act of 1998) or Maritime Guideline applicable to the Company or any Subsidiary or by which any property or asset (including any Vessel) of the Company or any Subsidiary is bound, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset (including any Vessel) of the Company or any Subsidiary is bound, except, with respect to clauses (a) and (b), for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.07  SEC Filings; Financial Statements. (a) The Company is, and at all times since March 6, 2001 has been, a foreign private issuer (as such term is defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act). Except as set forth in Section 4.07(a) of the Company Disclosure Letter, since March 6, 2001, the Company has filed all forms, reports and documents required by the Securities Act, the Exchange Act and the Sarbanes-Oxley Act to be filed by it (collectively, the “SEC Reports”) with or, if permissible, furnished by it to, in each case as a foreign private issuer, the SEC. Except as set forth in Section 4.07(a) of the Company Disclosure Letter, the SEC Reports (i) were prepared in accordance with

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the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is required to file or furnish any form, report or other document with or to the SEC.

(b)  Except as set forth in Section 4.07(b) of the Company Disclosure Letter, (i) each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and are consistent with the books and records of the Company and the Subsidiaries.

(c)  Except as set forth in Section 4.07(c) of the Company Disclosure Letter or to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 2004, including the notes thereto, neither the Company nor any Subsidiary has incurred any liability or obligation, except for liabilities and obligations that (i) are not reflected on such consolidated balance sheet, including the notes thereto, that would not, individually or in the aggregate, have a Material Adverse Effect or (ii) have been incurred since September 30, 2004 in the ordinary course of business and as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.08  Absence of Certain Changes or Events. Since December 31, 2003, there has not been any Material Adverse Effect. During the period since September 30, 2004 through the date of this Agreement, except as set forth in Section 4.08 of the Company Disclosure Letter, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and (b) neither the Company nor any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01.

SECTION 4.09  Employee Benefit Plans. (a) Section 4.09(a) of the Company Disclosure Letter lists (i) all employee benefit plans, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements and material written personnel policies, rules or procedures and (ii) all employment, termination, severance or other material contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (in each of clauses (i) and (ii), other than as required by statute) (collectively, the “Plans”). Except as set forth in Section 4.09(a) of the Company Disclosure Letter, the Company has made available to Parent and Merger Sub a copy of each Plan and has made available to Parent and Merger Sub a

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copy of (i) each trust or other funding arrangement prepared in connection with each such Plan, and (ii) the most recently prepared actuarial report and financial statement in connection with each such Plan.

(b)  Other than as required by any applicable Law or any applicable collective agreement or other similar agreement, neither the Company nor any Subsidiary has now or at any time contributed to, sponsored, or maintained a defined benefit pension plan. Other than as required by any applicable Law or any applicable collective agreement or any other similar agreement, or as set forth in Section 4.09(b) of the Company Disclosure Letter, none of the Plans obligates the Company or any Subsidiary to make any payment or provide any benefit as a result of a “change in control”.

(c)  Each Plan is operated in material compliance with all applicable Laws and its governing rules or terms.

SECTION 4.10  Labor and Employment Matters. (a) Section 4.10(a) of the Company Disclosure Letter lists all agreements between the Company or any Subsidiary and trade unions or representative bodies (including union recognition agreements, collective agreements and works council agreements, but excluding national collective agreements and industry wide collective agreements). Except as disclosed therein, the consultation of or the rendering of formal advice by the works council and employee representative bodies referenced in Section 4.10(a) of the Company Disclosure Letter is not required to consummate the Merger.

(b)  Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, (ii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any collective agreement or similar contract, and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract, (iii) there is no strike, slowdown, work stoppage, lockout, industrial dispute or trade dispute, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary, (iv) neither George Dienis nor Peter Goodfellow, Olga Lambrianidou or Adrian McMahon, nor, to the Knowledge of the Company, any other executive or manager of the Company or any Subsidiary, is a party to any confidentiality, non-competition, proprietary rights or other such agreement with any Person other than the Company or any Subsidiary that would be material to the performance of such employee’s employment duties, or the ability of the Company or any Subsidiary to conduct its business, and (v) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to the Knowledge of the Company, threatened before or by any Governmental Authority, relating to an alleged material violation or breach by the Company or any Subsidiary (or by their respective officers or directors) of any Law or contract.

SECTION 4.11  Taxes. (a) Except as set forth in Section 4.11(a) of the Company Disclosure Letter, the Company and the Subsidiaries (i) have filed or caused to be filed on a timely basis (taking into account any extension of time to file granted or obtained) all material Tax Returns required to be filed and all such Tax Returns are true, complete and correct in all material respects and (ii) have timely paid all material amounts of Taxes due (whether or

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not shown or required to be shown on a Tax Return). All material amounts of Taxes required to have been withheld by or with respect to the Company and the Subsidiaries have been or shall be timely withheld and remitted to the applicable taxing authority.

(b)  Except as set forth in Section 4.11(b) of the Company Disclosure Letter, (i) there are no pending audits, examinations, investigations or other proceedings in respect of any Tax matter of the Company or any Subsidiary, (ii) no deficiency for any material amount of Tax has been asserted or assessed by any taxing authority in writing against the Company or any Subsidiary, which deficiency has not been satisfied by payment, settled or been withdrawn or contested in good faith, (iii) to the Knowledge of the Company, no material issues relating to Taxes were raised by a taxing authority in any completed audit, examination, investigation or other proceedings with respect to the Company or any Subsidiary that reasonably can be expected to recur in a later taxable year with respect to Taxes of the Company or the Subsidiaries and (iv) there are no liens for Taxes in any material amount on any assets of the Company or any Subsidiary (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with U.S. GAAP or for Taxes being contested in good faith).

(c)  Except as set forth in Section 4.11(c) of the Company Disclosure Letter, neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(d)  Except as set forth in Section 4.11(d) of the Company Disclosure Letter, neither the Company nor any Subsidiary is required by any Tax allocation or Tax sharing agreement to make any payment to any Person.

SECTION 4.12  Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) neither the Company nor any Subsidiary nor any currently owned, operated or used Vessel is in violation of any Environmental Law, (b) neither the Company nor any Subsidiary nor any currently owned, operated or used Vessel has in the past violated any Environmental Law, except for any such violation that has been resolved, (c) to the Knowledge of the Company, during the period of the Company’s or Subsidiaries’ ownership, operation or use thereof, no formerly owned, operated or used Vessel violated any Environmental Law, except for any such violation that has been resolved, (d) the Company and the Subsidiaries and any currently owned, operated or used Vessel have obtained and are in compliance with all material Environmental Permits, (e) there are no written claims, proceedings, investigations, requests or notices received by, or pending against the Company or any Subsidiary alleging violations of, or any liability or obligation arising under, any Environmental Law, (f) neither the Company nor any Subsidiary has any liability, including, without limitation, any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages, attorneys’ fees or any investigative, corrective or remedial obligations, associated with any Hazardous Substances at, on, from or relating to any property or Vessel owned or operated by the Company or any Subsidiary or, to the Knowledge of the Company, any formerly owned or operated property or Vessel pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Oil Pollution Act, as amended (“OPA”) or any other Environmental Law or,

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as such relates to the environmental or human health impact of Hazardous Substances, the common law and (g) neither the Company nor any Subsidiary is subject to any claim, action, obligation or liability, arising under Environmental Law or, as such relates to human exposure to asbestos, the common law, with respect to the presence or alleged presence of asbestos or asbestos-containing materials in any product or at or upon any current property or Vessels, and, to the Knowledge of the Company, neither the Company nor any Subsidiary has manufactured, sold, marketed, installed, removed, imported or distributed any asbestos-containing products in such a manner that would be reasonably likely to form the basis of any such claim, action, obligation or liability. The Company has furnished to Parent all material environmental audits, reports and other material environmental documents prepared in the last five years, which are in its possession or under its reasonable control, relating to the Company’s or any Subsidiary’s past or current properties, including Vessels, or operations.

SECTION 4.13  Material Contracts. (a) Section 4.13(a) of the Company Disclosure Letter lists each of the following types of contracts and agreements to which the Company or any Subsidiary is a party as of the date of this Agreement (such contracts and agreements, the “Material Contracts”):

(i)  any material operating agreement, management agreement, crewing agreement, contract of affreightment or financial lease (including any sale/leaseback agreement or similar arrangement) with respect to any Vessel;

(ii)  any contract or agreement for or relating to the purchase or sale of any Vessel or other vessel (or any option relating to such purchase and sale) or any contract or agreement for the charter of any Vessel;

(iii)  any contract or agreement relating to indebtedness for borrowed money (including any obligation to guarantee the indebtedness for borrowed money of any Person other than any Subsidiary) having an outstanding principal amount in excess of $5,000,000 and, for each such contract or agreement, the aggregate principal amount outstanding as of the date of this Agreement;

(iv)  any contract or agreement relating to a security interest imposed on any asset or property of the Company or a Subsidiary, other than Permitted Liens;

(v)  any contract or agreement with any supplier or for the furnishing of services to the Company or any Subsidiary involving consideration of more than $5,000,000 over its remaining term (including any automatic extensions thereto);

(vi)  any partnership, joint venture or similar agreement or arrangement;

(vii)  any contract or agreement that limits or purports to limit the ability of the Company or any Subsidiary to compete with any Person or in any geographic area or during any period of time;

(viii)  any contract or agreement between or among the Company or any Subsidiary, on the one hand, and any director, officer or affiliate of the Company (other than any Subsidiary) or any Person that beneficially owns 5% or more of the outstanding

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Shares (including, in each case, any “associates” or members of the “immediate family” (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act, respectively) of any such Person), on the other hand;

(ix)  any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any Government Authority;

(x)  any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

(xi)  any agreement under which the Company or any Subsidiary has advanced or loaned any other Person (other than intercompany indebtedness or arrangements) amounts in the aggregate exceeding $25,000; and

(xii)  any material agreement to which the Company or any Subsidiary is a party that is not otherwise disclosed in Section 4.13(a) of the Company Disclosure Letter.

(b)  Each Material Contract is a valid and binding obligation of the Company or any Subsidiary, as the case may be, and, to the Knowledge of the Company, a valid and binding obligation of each other party thereto. None of the Company, any Subsidiary or, to the Knowledge of the Company, any other party is in breach of, or in default under, or has repudiated, and no event has occurred which, with notice or lapse of time or both, would constitute a breach of, or a default under, any such Material Contract, except for such breach, default or repudiation that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made available to Parent a true and correct copy of each Material Contract (as amended to date). Neither the Company nor any Subsidiary is a party to any material oral contract.

SECTION 4.14  Insurance. (a) The Company and the Subsidiaries maintain insurance coverage with reputable insurers (including but not limited to reputable mutual insurers) in such amounts and covering such risks (including, war risk, hull and machinery protection and indemnity cover) as are in accordance with customary international tanker industry practice, except that neither the Company nor any Subsidiary maintains any insurance against loss of hire. The Company has made available to Parent and Merger Sub a copy of all material insurance policies owned or held by the Company or any Subsidiary.

(b)  Section 4.14(b) of the Company Disclosure Letter sets forth with respect to each material insurance policy under which the Company or any Subsidiary has been an insured, a named insured, or otherwise the principal beneficiary of coverage at any time since December 31, 2001:

(i)	the name, address, and telephone number of the agent;

(ii)	the name of the insurer, the name of the principal insured, and the name of each named insured;

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(iii)	the policy number and the period of coverage; and

(iv)	the scope and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

(c)  With respect to each such insurance policy disclosed in Section 4.14(b) of the Company Disclosure Letter: (i) the policy, except for policies that have expired under their terms, is in full force and effect, (ii) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not result in the cancellation of such policy, (iii) neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any other party to the policy is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notices) and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit cancellation or modification, under the policy and (iv) neither the Company nor any Subsidiary has received any notice of cancellation with respect to such policy. At no time subsequent to March 6, 2001 has the Company or any Subsidiary been refused any insurance which it has requested.

SECTION 4.15  Board Approval; Shareholder Vote Required. (a) The Company Board, at a meeting duly called and held prior to the execution and delivery of this Agreement, has duly adopted resolutions: (i) approving this Agreement and the Merger, (ii) directing that this Agreement be submitted to a vote at a meeting of the shareholders of the Company, to be duly called in accordance with the LBCA and the Company’s Articles of Incorporation and By-Laws and (iii) recommending that the shareholders of the Company approve and authorize this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way prior to the date of this Agreement.

(b)  The affirmative vote of the holders of a majority of the Shares at the Shareholders’ Meeting or any adjournment or postponement thereof is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement and the Merger.

SECTION 4.16  Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley & Co. Incorporated (“Morgan Stanley”), dated December 13, 2004, to the effect that, as of such date, the Merger Consideration was fair, from a financial point of view, to the holders of Shares, a true and correct copy of which has been made available to Parent.

SECTION 4.17  Proxy Statement. The Proxy Statement, including any amendment thereof or supplement thereto, shall not, at the time the Proxy Statement, or any amendment thereof or supplement thereto, is first mailed to the shareholders of the Company, at the time of the Shareholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no warranty is made by the Company with respect to information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

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SECTION 4.18  Brokers. No broker, finder or investment banker (other than Morgan Stanley and Jefferies & Company Inc. (“Jefferies”)) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. True and correct copies of the engagement letters of Morgan Stanley and Jefferies with the Company have been made available to Parent.

SECTION 4.19  Vessels. (a) Section 4.19(a) of the Company Disclosure Letter sets forth a description of each Vessel, including its name, owner, capacity (dwt), year built, hull type, the country of its registration, its classification society, details of any warranty claims made on such Vessel and whether the Vessel is currently leased on the spot or time charter market.

(b)  Except as set forth in Section 4.19(b) of the Company Disclosure Letter or as would not have a Material Adverse Effect, each such Vessel (i) is duly registered in the country of its registration, (ii) is seaworthy and in good operating condition, (iii) has all national and international and trading certificates, each valid and unextended, which are required for the operation of such Vessel in the trades and geographic areas in which it is operated, (iv) has been classed by a classification society which is a member of the International Association of Classification Societies (IACS), and is fully in class with no outstanding material recommendations or notations, and, to the Knowledge of the Company, (A) no event has occurred and no condition exists that would cause such Vessel’s class to be suspended or withdrawn, and (B) all events and conditions which are required to be reported as to class have been disclosed and reported to such Vessel’s classification society.

SECTION 4.20  Litigation. Except as set forth in Section 4.20 of the Company Disclosure Letter, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective assets or properties before any Governmental Authority that, if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary nor any asset or property of the Company or any Subsidiary is subject to any continuing order of, or consent decree, settlement agreement or similar written agreement with, any Governmental Authority, or to any order, judgment, injunction or decree of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.21  Real Property. Neither the Company nor any Subsidiary owns any real property.

SECTION 4.22  Intellectual Property. Section 4.22 of the Company Disclosure Letter contains a complete and true list of all of the following that are owned or used by the Company or a Subsidiary in the conduct of its business: (a) material registered Intellectual Property, (b) pending patent applications or other applications for registrations of other material Intellectual Property, (c) computer software (other than mass-marketed software purchased or licensed for less than a cost of $25,000), and (d) trade or corporate names, Internet domain names and material unregistered trademarks and service marks. Except as set forth in Section 4.22 of the Company Disclosure Letter, the Company or its Subsidiary owns all right, title and interest in and to the Intellectual Property required to be set forth on Section 4.22 of the

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Company Disclosure Letter, free and clear of all material liens and encumbrances. To the Knowledge of the Company, the Company and the Subsidiaries have not infringed or misappropriated any third party Intellectual Property and neither the Company nor any Subsidiary has received any notices regarding the same, and to the Knowledge of the Company, no third party has infringed, misappropriated or otherwise conflicted with, or challenged the validity, enforceability or ownership of, any of the Intellectual Property that the Company or a Subsidiary owns or uses in the conduct of its business.

SECTION 4.23  Powers of Attorney. Except as set forth in Section 4.23 of the Company Disclosure Letter, there are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

SECTION 5.01  Corporate Organization. Each of Parent and Merger Sub is duly organized, validly existing and, to the extent such concept is legally recognized, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay consummation of the Merger, or otherwise prevent or delay Parent or Merger Sub from performing their respective obligations under this Agreement.

SECTION 5.02  Articles of Incorporation and By-Laws. Parent has made available to the Company a copy of the Articles or Certificate of Incorporation and By-Laws or equivalent organizational documents, each as amended to date, of Parent and Merger Sub. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles or Certificate of Incorporation or By-Laws or equivalent organizational documents.

SECTION 5.03  Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the Merger by Parent and Merger Sub have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the LBCA). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

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SECTION 5.04  No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Articles or Certificate of Incorporation or By-Laws or equivalent organizational documents of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and that all filings and obligations described in Section 5.04(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement.

(b)  The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the filing and recordation of appropriate merger documents as required by the LBCA and the filing of appropriate documents with the relevant authorities of other jurisdictions in which Parent or any of its subsidiaries conducts business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement.

SECTION 5.05  Proxy Statement. The information supplied by Parent or Merger Sub for inclusion in the Proxy Statement, including any amendment thereof or supplement thereto, shall not, at the time the Proxy Statement, or any amendment thereof or supplement thereto, is first mailed to the shareholders of the Company, at the time of the Shareholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no warranty is made by Parent or Merger Sub with respect to information supplied by the Company for inclusion or incorporation by reference therein.

SECTION 5.06  Financing. Parent has sufficient cash, including available borrowings under its revolving credit facilities, to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a), to pay the aggregate Option Payments required to be paid pursuant to Section 3.04(a) and to perform its obligations under this Agreement.

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SECTION 5.07  No Vote Required. (a) The Parent Board, at a meeting duly called and held prior to the execution and delivery of this Agreement, has duly adopted resolutions approving this Agreement and the Merger.

(b) No vote of the shareholders of Parent is required by Law, the Articles or Certificate of Incorporation or By-Laws or equivalent organizational documents of Parent or otherwise in order for Parent and Merger Sub to consummate the Merger.

SECTION 5.08  Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and has not engaged in any other business activities or conducted any other operations. The authorized capital stock of Merger Sub consists of 500 shares of common stock, no par value per share. As of the date of this Agreement, 500 of such shares of common stock are issued and outstanding, all of which are entitled to vote.

SECTION 5.09  Brokers. Neither the Company nor any Subsidiary shall be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment bank in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01  Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, the businesses of the Company and the Subsidiaries shall be conducted in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice, and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers, employees and other Persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

(a)  amend or otherwise change its Articles of Incorporation or By-Laws or equivalent organizational documents;

(b)  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock or other voting securities of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or voting securities, or any other ownership interest (including any phantom interest or other right linked to the price of the Common Stock), of the Company or any Subsidiary (except for the

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issuance of shares of Common Stock issuable pursuant to Stock Options outstanding on the date of this Agreement in accordance with their terms as in effect of the date of this Agreement), or (ii) any material assets of the Company or any Subsidiary, except pursuant to agreements existing prior to the execution of this Agreement and disclosed on the Company Disclosure Letter;

(c)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary to the Company or any other Subsidiary and regular quarterly dividends on the Shares declared and paid in cash at times and in amounts consistent with past practice;

(d)  (i) reclassify, combine, split, subdivide or redeem any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock or other equity or voting interests or securities of the Company or any Subsidiary or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities;

(e)  (i) acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any assets, with an aggregate value in excess of $5,000,000, other than purchases of supplies in the ordinary course, (ii) incur any indebtedness for borrowed money or issue any debt securities or rights, warrants, calls or options to acquire any debt securities of the Company or any Subsidiary or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person other than the Company or any wholly owned Subsidiary, or make any loans or advances, or grant any security interest in any of its assets except for borrowings under existing credit facilities or in the ordinary course of business, (iii) repay, redeem, repurchase or retire, or otherwise make any payment in respect of, any indebtedness for borrowed money or any debt securities, or any rights, warrants, calls or options to acquire any debt securities, other than as required by their terms as in effect on the date of this Agreement or (iv) except for capital expenditures or expenditures contemplated by the capital budget of the Company attached as Section 6.01(e) of the Company Disclosure Letter, authorize, or make any commitment to, any new capital expenditure or expenditures in excess of $5,000,000 in the aggregate;

(f)  increase the compensation payable to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to (other than as required by applicable Law or existing employment agreements, collective agreements or severance plans, agreements or arrangements), or enter into, amend or modify any employment, bonus, change of control or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, except, with respect to those employees of the Company who are not officers, in the ordinary course of business and consistent with past practice, or establish, adopt, enter into or amend any collective agreement or Plan for the benefit of any director, officer or employee except as required by Law;

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(g)  take any action, other than actions required by U.S. GAAP or by applicable Law, with respect to accounting policies or procedures;

(h)  pay, discharge or satisfy any material claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

(i)  unless otherwise required by applicable Law (i) make, change or revoke any election relating to Taxes, (ii) change any annual accounting period, adopt or change any accounting method or (iii) enter into any closing agreement relating to Taxes, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the statute of limitations applicable to any Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), or take any other action, or omit to take any action, in either case inconsistent with past practice, relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or any Subsidiary;

(j)  take any action to cause its representations or warranties set forth in Article IV to be untrue in any material respect;

(k)  amend, modify or terminate any Material Contract, except in the ordinary course of business and consistent with past practice;

(l)  (i) cancel any material indebtedness; (ii) waive, transfer, grant or release any claims or potential claims of material value; or (iii) waive any benefits of, agree to modify in any respect, or terminate or fail to enforce, or consent to any material matter with respect to which consent is required under, any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary is a beneficiary;

(m)  enter into any contract or agreement for (A) the purchase of an existing vessel or the construction of a new vessel, (B) the demise, bareboat or time charter of any vessel, including any vessel owned or leased by the Company or any Subsidiary or (C) the drydocking or repair of any vessel where the estimated cost thereof is in excess of $300,000 unless such work cannot prudently be deferred and is required to preserve the safety and seaworthiness of such vessel; or

(n)  announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing.

SECTION 6.02  Conduct of Business by Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not, directly or indirectly, take, or propose to take, without the prior written consent of the Company, any action to cause the representations or warranties set forth in Article V to be untrue in any material respect.

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SECTION 6.03  Advice of Changes. The Company shall promptly advise Parent in writing of any material change or event that, individually or in the aggregate, has had or in the good faith judgment of the Company is reasonably likely to have a Material Adverse Effect.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01  Shareholders’ Meeting. As promptly as reasonably practicable after the date of this Agreement, the Company shall, in accordance with applicable Law and the Articles of Incorporation and By-Laws of the Company, duly call and hold a special meeting of the shareholders of the Company (the “Shareholders’ Meeting”) for the purpose of obtaining the approval and authorization of this Agreement by such shareholders and for such other purposes as may be necessary or desirable in connection with the Merger, and shall, subject to the fiduciary duties of the Company Board, include in the Proxy Statement to be mailed to the shareholders of the Company in connection therewith the recommendation of the Company Board that such shareholders approve and authorize this Agreement.

SECTION 7.02  Proxy Statement. As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare the Proxy Statement. Parent shall furnish all information concerning itself and its affiliates that the Company may reasonably request in connection with the preparation of the Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on the Proxy Statement, including all amendments thereof and supplements thereto, prior to such documents being mailed to the shareholders of the Company. The Company shall take all steps necessary to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the date of this Agreement. If, at any time prior to the Effective Time, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and, to the extent required by applicable Law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the shareholders of the Company.

SECTION 7.03  Access to Information; Confidentiality. (a) Subject to applicable Law and confidentiality agreements, from the date of this Agreement until the Effective Time, the Company shall, and shall use all commercially reasonable efforts to cause the Subsidiaries and the officers, directors, employees and agents of the Company and the Subsidiaries to, afford Parent and its officers, employees, agents and advisors (including financial advisors, counsel and accountants) (collectively, “Representatives”) access, during normal business hours and upon reasonable notice by Parent, to the officers, employees, agents, properties, assets, offices and other facilities, books and records of the Company and each

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Subsidiary, and shall furnish Parent with such financial, operating and other data and information as Parent or its Representatives may reasonably request.

(b)  All information obtained by Parent or any other Person pursuant to this Section 7.03 shall be kept confidential in accordance with, and shall be subject to, the Confidentiality Agreement.

SECTION 7.04  No Solicitation of Transactions. (a) The Company shall, and shall direct or cause its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal. The Company shall not, directly or indirectly, and shall instruct its Representatives not to, directly or indirectly, (i) solicit or initiate the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any Acquisition Proposal.

(b)  Notwithstanding anything to the contrary in this Section 7.04, at any time prior to the Shareholders’ Meeting, the Company Board may participate in any discussions or negotiations with, or furnish any information to, any Person that has made an unsolicited written Acquisition Proposal, where the Company Board has (i) determined, in its good faith judgment (after consultation with its outside legal counsel or its financial advisors), that such Acquisition Proposal constitutes, or could lead to, a Superior Proposal, (ii) provided written notice to Parent of its intent to participate in discussions or negotiations with, or furnish information to, such Person, and (iii) obtained from such Person an executed confidentiality agreement on terms no more favorable to the other party than those contained in the Confidentiality Agreement. The Company shall notify Parent of any Acquisition Proposal it receives within one business day after receipt of such Acquisition Proposal and shall include the material terms and conditions of such Acquisition Proposal, including the identity of the Person making the Acquisition Proposal. The Company shall notify Parent of any material modification to any Acquisition Proposal within one business day after such modification is proposed.

(c)  The Company Board shall not withdraw or modify, in a manner adverse to Parent or Merger Sub, the recommendation by the Company Board of this Agreement; provided, however, that the Company Board may withdraw or modify any such recommendation if the Company Board determines, in its good faith judgment (after consultation with its outside legal counsel), that its failure to do so might reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law.

(d)  Nothing contained in this Section 7.04 shall prohibit the Company from making any disclosure to the shareholders of the Company, if the Company Board determines, in its good faith judgment (after consultation with its outside legal counsel), that it is required to do so to comply with its fiduciary duties under applicable Law.

SECTION 7.05  Employee Benefits Matters. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary.

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Employees of the Company or any Subsidiary shall receive credit for purposes of eligibility, participation and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and the Subsidiaries in the calendar year in which the Effective Time occurs.

SECTION 7.06  Directors’ and Officers’ Indemnification and Insurance. (a) The By-Laws of the Surviving Corporation shall contain provisions relating to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time no less favorable to the recipients than those set forth in Article VIII of the By-Laws of the Company.

(b)  The Surviving Corporation shall honor all the Company’s obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors and officers of the Company and the Subsidiaries for acts or omissions by such directors and officers occurring at or prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Articles of Incorporation or By-Laws of the Company, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Articles of Incorporation and By-Laws from the Effective Time.

(b)  The Surviving Corporation shall use its commercially reasonable efforts to maintain in effect for six years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in satisfying its obligation under this Section 7.06(c), neither the Surviving Corporation nor Parent shall be obligated to pay annual premiums in excess of 200% of the amount paid by the Company in its current policy year (which premiums are hereby represented and warranted by the Company to be $168,000, it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount).

(c)  In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that such successors and assigns of the Surviving Corporation or, at Parent’s option, Parent shall assume the obligations set forth in this Section 7.06.

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(d)  The Surviving Corporation shall not amend the By-Laws of the Surviving Corporation after the Effective Time if such action would adversely affect the rights of individuals who, on or prior to the Effective Time, were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals at any time at or prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served at any time as directors or officers of any Subsidiary at the Company’s request, it being acknowledged by the parties hereto that each director or officer of a Subsidiary is or was doing so at such request of the Company.

SECTION 7.07  Further Action; Reasonable Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, including using its commercially reasonable efforts to obtain all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other Persons as are necessary to consummate the Merger. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.

(b)  The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.07(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including providing copies of all related documents to the non-filing party and its advisors prior to filing, and, to the extent practicable, neither of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Merger. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority.

(c)  Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to vigorously contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger, including vigorously pursuing all available avenues of administrative and judicial appeal.

(d)  Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective subsidiaries.

SECTION 7.08  Public Announcements. Parent and the Company agree that no public release or announcement relating to this Agreement or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by

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Law or the rules or regulation of any securities exchange, in which case the party required to make the release or announcement shall, if practicable, consult with the other before issuing any press release or otherwise making any public statements.

SECTION 7.09  Transfer Taxes. Each of Parent and the Surviving Corporation agrees to assume liability for and pay any sales, transfer, stamp, stamp duty, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon it, or that may be payable or incurred by it in connection with the execution of this Agreement or the consummation of the Merger.

SECTION 7.10  Notice of Developments. The Company and Parent shall each give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article IV and Article V, respectively. No disclosure by any party pursuant to this Section 7.10, however, shall be deemed to amend or supplement the Company Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

SECTION 7.11  Sonap Joint Venture. Prior to the Closing Date, the Company will use its commercially reasonable efforts to secure a waiver from Sonap waiving Sonap’s right to declare a default as a result of the Merger under Section 13.2 of the Shareholders Agreement, dated April 23, 2004, by and between the Company and Sonap relating to Stelcape Limited.

SECTION 7.12  Resignations. The Company shall use its commercially reasonable efforts to obtain and deliver to Parent evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of each director of the Company and its Subsidiaries other than those whom Parent shall have specified in writing at least 20 business days prior to the Closing.

SECTION 7.13  Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement, and no settlement in respect of any such litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01  Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permissible, waiver of the following conditions:

(a)  Shareholder Approval. This Agreement shall have been approved and authorized by the shareholders of the Company in accordance with the LBCA and the Articles of Incorporation of the Company.

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(b)  No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

SECTION 8.02  Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permissible, waiver of the following additional conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing Date, except to the extent expressly made as of a specified date, in which case as of such date.

(b)  Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Effective Time.

(c)  Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by an officer of the Company, certifying as to the satisfaction or, if permissible, waiver of the conditions specified in Sections 8.02(a) and 8.02(b).

(d)  Legal Opinion. Parent and Merger Sub shall have received from counsel to the Company an opinion in customary form with respect to the matters attached hereto as Exhibit 8.02(d), addressed to Parent and Merger Sub, and dated as of the Closing Date.

SECTION 8.03  Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or, if permissible, waiver of the following additional conditions:

(a)  Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement that are qualified by “materiality” shall be true and correct in all respects, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as if made on the Closing Date, except to the extent expressly made as of a specified date, in which case as of such date.

(b)  Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent or Merger Sub at or prior to the Effective Time.

(c)  Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an officer of Parent, certifying as to the satisfaction or, if permissible, waiver of the conditions specified in Sections 8.03(a) and 8.03(b).

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SECTION 8.04  Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 8.02 or 8.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Merger, as required by and subject to Section 7.07.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01  Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and authorization of this Agreement by the shareholders of the Company:

(a)  by mutual written consent of Parent and the Company duly authorized by the Board of Directors of Parent and the Company Board;

(b)  by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2005; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c)  by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which has become final and nonappealable and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(d)  by either Parent or the Company if this Agreement shall have failed to receive the requisite vote for approval and authorization at the Shareholders’ Meeting or at any adjournment or postponement thereof;

(e)  by Parent if, prior to the Effective Time, the Company Board shall have (i) withdrawn or modified in a manner adverse to Parent or Merger Sub its recommendation of this Agreement or (ii) approved or recommended any Acquisition Proposal; or

(f)  by the Company if the Company Board shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its recommendation of this Agreement.

SECTION 9.02  Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, written notice thereof shall forthwith be given by the terminating party to the other party specifying the provision pursuant to which such termination is made, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto after such termination (except that Sections 4.18, 5.09, 7.03(b), 9.02, 9.03 and Article X shall survive any such termination); provided, however, that nothing herein shall relieve any party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. Within two business days of the date of termination of this Agreement, the Company shall pay Parent (i) a

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fee of $20,000,000 plus Parent Expenses in the event that this Agreement is terminated by Parent or the Company pursuant to Section 9.01(e) or 9.01(f), respectively, or (ii) a fee of $6,000,000 in the event that this Agreement is terminated by Parent or the Company pursuant to Section 9.01(d), in each such case by wire transfer of same-day funds to an account designated in writing by Parent.

SECTION 9.03  Expenses. Except as set forth in Section 9.02, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

SECTION 9.04  Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and authorization of this Agreement by the shareholders of the Company, no amendment shall be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05  Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01  Non-Survival of Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the covenants and agreements set forth in Sections 7.05, 7.06 and in Articles II, III and X shall survive the Effective Time, and the representations, warranties, covenants and agreements set forth in Sections 4.18, 5.09, 7.03(b), 9.02, 9.03 and Article X shall survive termination.

SECTION 10.02  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by an internationally recognized overnight courier service (postage prepaid), by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses (or at such other address or telecopy number for a party as shall be specified in a notice given in accordance with this Section 10.02):

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if to Parent or Merger Sub:

Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, NY 10017
Telecopy: +1 (212) 578-1744
Attention: Morten Arntzen, President & CEO

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Telecopy: 212-474 3700
Attention: John T. Gaffney, Esq.

if to the Company:

Stelmar Shipping Ltd.
Status Center
2A Aeros Street
Vouliagmeni
GR 16671 Athens
Greece
Telecopy: +30 210 967 0149
Attention: Peter R. Goodfellow, President & CEO

with a copy to:

Shearman & Sterling LLP
Broadgate West
9 Appold Street
London EC2A 2AP
Telecopy: +44 (0)207 655 5500
Attention: Bonnie Greaves, Esq.
               Peter King, Esq.

and to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Telecopy: +1 (212) 480 8421
Attention: Gary J. Wolfe, Esq.

SECTION 10.03  No Other Warranties. The parties do not rely on and have not been induced to enter into this Agreement on the basis of any representations, warranties,

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covenants, undertakings, indemnities or other statements whatsoever other than the representations and warranties contained in this Agreement.

SECTION 10.04  Separate Warranties. Each of the representations and warranties contained in this Agreement shall be construed as a separate and independent representation and warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other representation or warranty or any other term of this Agreement.

SECTION 10.05  Entire Agreement. This Agreement and the Confidentiality Agreement set out the entire agreement between the parties hereto in relation to the subject matter hereof and thereof and, except in the case of fraud, supersede any previous written or oral agreements, understandings, undertakings, representations, warranties and arrangements of any nature between the parties in relation to the matters set forth in this Agreement. Without prejudice to the generality of the foregoing, Parent and Merger Sub acknowledge and agree that, except as expressly set forth in this Agreement, no representation, warranty or other assurance has been given by the Company in respect of any projection, forecast or other forward-looking information.

SECTION 10.06  Remedies and Waivers. (a) No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement or any other documents referred to herein shall affect that right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (express or implied) provided by common law, statute, custom or otherwise.

(b)  The parties agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 10.07  Assignment. This Agreement is personal to the parties to it. Accordingly, neither Parent nor Merger Sub on the one hand nor the Company on the other hand may, without the prior written consent of the other, assign, hold in trust or otherwise transfer the benefit of all or any of the other’s obligations under this Agreement, or any benefit arising under or out of this Agreement; provided, however, that the Merger Sub may assign any of or all its rights, interests and obligations under this Agreement to one of its affiliates without the prior written consent of the Company. In the event any party hereto assigns its rights (including its rights with respect to another party’s representations and warranties set forth herein) and obligations to another person as permitted by this Section 10.07, upon such person’s acceptance of such assignment and assumption of such obligations, such assigning party shall have no further rights or obligations under this Agreement.

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SECTION 10.08  Third Party Rights. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article III above concerning payment of the Merger Consideration are intended for the benefit of the shareholders of the Company and holders of Stock Options and (b) the provisions in Section 7.06 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

SECTION 10.09  Time of Essence. Except as otherwise expressly provided in this Agreement, time is of the essence in this Agreement, both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

SECTION 10.10  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger is consummated as originally contemplated to the greatest extent possible.

SECTION 10.11  Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars.

SECTION 10.12  Governing Law and Submission to Jurisdiction. Other than those provisions set forth herein that are required to be governed by the LBCA, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

SECTION 10.13  Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this

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Agreement or the Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.13.

SECTION 10.14  Appointment of Process Agent. The parties hereto irrevocably appoint the Persons named below as their respective agents to accept service of process in New York in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the relevant party:

for Parent and Merger Sub:

Overseas Shipholding Group, Inc.
Attention: Myles R. Itken
511 Fifth Avenue
New York, NY 10017
Telecopy: +1 (212) 578-1832

for the Company:

Seward & Kissel LLP
Attention: Gary J. Wolfe, Esq.
One Battery Park Place
New York, New York 10004
Telecopy: +1 (212) 480-8421

Each party hereto shall inform each other party in writing of any change in the address of its process agent within 28 days of such change. If such process agent ceases to be able to act as such or to have an address in New York, the relevant party irrevocably agrees to appoint a new process agent in New York acceptable to the other parties and to deliver to the other parties within 14 days of receipt by the appointing party of written acceptance of such appointment a copy of a written acceptance of appointment by the new process agent. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by Law.

SECTION 10.15  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
By /s/Myles R. Itken
Name: Myles R. Itken Title: Senior Vice President, Chief Financial Officer and Treasurer
TROY ACQUISITION CORP.

By /s/Myles R. Itken
Name: Myles R. Itken Title: Senior Vice President, Chief Financial Officer and Treasurer
STELMAR SHIPPING LTD.

By /s/Raymond Miles
Name: Raymond Miles Title: Director

EXHIBIT 8.02(d)

LEGAL OPINIONS

1.	The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.	Upon the due filing of the Certificate of Merger with the Registrar, the Merger will be effective in accordance with the terms of the Agreement.

3.	The Company is a corporation duly organized, validly existing and in good standing under the laws of Liberia and has full corporate power and authority to carry on its business as not being conducted.

4.	The Company has full corporate power and authority to execute and deliver and perform its obligations under the Agreement, and all the corporate actions or approvals required for the execution, delivery and performance thereof by the Company have been duly taken or obtained.

5.	The Agreement has been duly executed and delivered by the Company.

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